EXHIBIT 4



                                CSW CREDIT, INC.
                      AVERAGE MONTH END ACCOUNTS RECEIVABLE
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                                                Twelve Months Ended
                                            7/31/1997  8/31/1997  9/30/1997
                                            --------   --------   --------
     AFFILIATES
--------------------
CPL                                         $124,420   $122,057   $119,503
PSO                                           84,083     83,418     82,728
SWEPCO                                       101,784    103,505    104,900
WTU                                           36,067     35,422     35,205
                                            --------   --------   --------

                        Total Affiliates:   $346,354   $344,402   $342,336
                                            --------   --------   --------

   NON-AFFILIATES

TX-NM POWER                                  $32,486    $32,639    $32,707
HL&P                                         352,411    355,362    360,266
                                            --------   --------   --------

                    Total Non-Affiliates:   $384,897   $388,001   $392,973
                                            --------   --------   --------




                               BAD DEBT WRITE-OFFS
                                   (thousands)


                                            7/31/1997  8/31/1997  9/30/1997
                                            --------   --------   --------
   NON-AFFILIATES
--------------------
TX-NM POWER                                     $114       $127       $295
HL&P                                             279        258        423
                                            --------   --------   --------

                    Total Non-Affiliates:       $393       $385       $718
                                            --------   --------   --------